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                                                                Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of TRO Learning, Inc. on Form S-3 of our report dated January 12, 1998 on our audits of the consolidated financial statements and financial statement schedule of TRO Learning, Inc. as of October 31, 1997 and 1996, and for the years ended October 31, 1997, 1996 and 1995, which report is included on page 38 of the TRO Learning, Inc. Annual Report Form 10-K for the year ended October 31, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.

Coopers & Lybrand, L.L.P.




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